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                                                                    Exhibit 10.1


                             DATED 27 JANUARY 1996

                                   AGREEMENT
                                  relating to
                the provision of administrative services to, and
                                 management of,



                    BALTIC COMMUNICATIONS LIMITED        (1)

                    PETERSBURG LONG DISTANCE, INC.       (2)



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
PARTIES                                                        1
    INTRODUCTION                                               1
    OPERATIVE PROVISIONS                                       1
    1         Obligations of PLD                               1
    2         Provision of Services                            1
    3         Transfer of Management                           1
    4         BCL                                              2
    5         Liquidation of BCL                               2
    6         Amendments                                       3
    7         Assignment                                       3
    8         Confidentiality                                  3
    9         Costs                                            3
    10        Counterparts                                     3
    11        Disputes                                         3
    12        Entire Agreement                                 3
    13        Further Assurance                                3
    14        Notices                                          4
    15        Supervening Illegality                           4
    16        Waiver                                           4
    17        Service of Process                               4
    18        Term                                             5

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         DATE

         27    January 1996
         PARTIES

(1) BALTIC COMMUNICATIONS LIMITED of Ul. Pochtamtskaya, 15, St Petersburg, Russian Federation (registered no. AO - 379) ("BCL")

(2) PETERSBURG LONG DISTANCE, INC. of 166 Pearl Street, Toronto, Ontario, Canada M5H 1L3 (registered no. 385568) ("PLD").

         INTRODUCTION

(A) PLD has entered into a share purchase and sale agreement of 11 November 1995 with AOZT "Lensvyaz", AOOT "Rostelecom" and AOOT "St Petersburg Telegraph" (together the "RUSSIAN SHAREHOLDERS") in relation to the acquisition by PLD of the Russian Shareholders' 23% interest in BCL.

(B) Pursuant to the authorisation of the shareholders of BCL contained in the protocol of the shareholders' meeting and in accordance with
         Article 103.3 (para 3.) of the Civil Code of the Russian Federation, BCL has agreed that PLD or its designated nominee, as approved by BCL's majority shareholder, Cable and Wireless public limited company ("C&W"), shall manage the business of BCL.

(C) Until such management has been approved by the State Committee of the Russian Federation for Anti-monopoly policy and the Support of New Economic Structures ("the Anti-monopoly Committee"), PLD shall provide administrative services only under the supervision of the management of BCL.

         OPERATIVE PROVISIONS

1        OBLIGATIONS OF PLD

1.1 In consideration of the Russian Shareholders entering into and performing the contract for the sale and purchase of the shares in BCL as referred to in paragraph (A) of the Introduction, and for such other consideration as a majority of the directors of BCL and PLD may agree, PLD hereby agrees, for as long as this Agreement remains in force, to perform its obligations under this Agreement in a reasonable and proper manner.

1.2 BCL agrees that the services to be provided by PLD) under this Agreement may be performed by another person or persons nominated by PLD, provided that such person(s) are approved by C&W.

2        PROVISION OF SERVICES

         PLD agrees that from the date of this Agreement it will provide BCL and its management with such administrative services as may reasonably be requested.

3        TRANSFER OF MANAGEMENT

3.1 Subject to the Anti-monopoly Committee granting approval or other confirmation that the Anti-monopoly Committee has no objection to such transfer of management, and subject as otherwise provided in this Agreement, PLD) shall have full power and

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         authority to carry out any acts which are capable of being carried out by the management (including the General Director) of BCL in accordance with applicable legislation and the foundation documents of BCL, with effect from the time such approval or confirmation has been obtained.

3.2 Promptly, upon request by C&W and/or the directors of BCL, PLD or its designated nominee shall supply C&W and/or the directors of BCL with such information in relation to the management of BCL as may be required by C&W as a shareholder and/or the directors in the performance of their duties as a director of BCL.

3.3 Subject to applicable legislation and BCL's foundation documents (including C&W's rights thereunder) it is hereby expressly acknowledged that, with effect from the date of signature of this Agreement, Viktor Koresh shall continue as General Director of BCL and, from the date the approval or confirmation described in clause 3.1 is obtained, he shall be required to comply with the instructions of PLD, the latter acting within the framework of this Agreement, in the exercise of his rights and the performance of his duties as General Director, in the day-to day management of the Company, but without prejudice as to his voting rights at board level.

4        BCL

4.1 PLD hereby expressly acknowledges that, in the exercise of its rights and the performance of its obligations under this Agreement, it shall be responsible to the Shareholders' Meeting and the Board of Directors of BCL in accordance with applicable legislation and the foundation documents of BCL.

4.2 BCL shall provide full assistance to PLD and full access to all books and records (including books of account) to PLD or its designated nominee during the period of this Agreement.

5        LIQUIDATION OF BCL

5.1 Irrespective of the completion of the agreement referred to in paragraph (A) of the Introduction, following the adoption of any resolution of the shareholders of BCL to liquidate BCL or if BCL is otherwise subject to liquidation procedures in accordance with applicable legislation, PLD shall provide all assistance and take all steps which may be necessary or desirable to facilitate the orderly winding up of BCL's affairs having due regard for the commercial reputation of BCL's shareholders, including but not limited to facilitating the appointment of a liquidation commission in accordance with applicable legislation and the foundation documents of BCL.

5.2 PLD shall provide the liquidation commission with such information as it shall reasonably request with respect to BCL.

6        AMENDMENTS

         No amendment, change or addition to this Agreement shall be binding on any Party unless it is in writing and has been signed by each of the Parties or their authorised representatives.

7        ASSIGNMENT

         This Agreement is personal to the Parties and may not be assigned by any Party without the prior written consent of the other Party hereto.


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8        CONFIDENTIALITY

         Save to the extent necessary in order for PLD or its nominee to perform its obligations under this Agreement, each of the Parties undertakes that it will not (save as required by law or by any securities exchange or any supervisory or regulatory body to whose rules any Party is subject) make any announcement concerning this Agreement unless the other Party has given its prior approval (which approval may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

9        COSTS

         Each Party shall pay its own legal, accountancy and other costs, charges and expenses incurred in connection with this Agreement.

10       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, with the same effect as if the signature on each counterpart were on the same original.

11       DISPUTES

         This Agreement shall be governed by and construed in accordance with English law, including the English rules as to conflicts of law, and each Party agrees to submit to the non-exclusive jurisdiction of the English Courts as regards any claims or matters arising under this Agreement.

12       ENTIRE AGREEMENT

         This Agreement and the documents referred to herein constitute the whole agreement and understanding between the Parties relating to the subject matter thereof and supersede any previous agreement, arrangement or understanding between the Parties in relation thereto. No oral explanation or oral information given by any Party shall alter the interpretation of this Agreement.

13       FURTHER ASSURANCE

         The Parties shall, and shall use all reasonable endeavours to procure that any necessary third parties shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

14       NOTICES

         Any notices:

         (a)      must be in writing and may be given:

                   (i) to each Party at its registered office for the time being; or

                   (ii) to such other address as the addressee may from time to time have notified for the purpose of this clause; and


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          (b)     will be effectively served:

                  (i) on the day of receipt where any hand-delivered letter or telefax is received on a week-day on which the banks are open for business in the City of London ("Business Day") before or during normal working hours;

                  (ii) on the following Business Day, where any hand-delivered letter or telefax is received either on a Business Day after normal working hours or on any other day;

                  (iii) on the second Business Day following the day of posting from within the United Kingdom of any letter sent by post office inland first class recorded delivery mail postage prepaid; or

                  (iv) on the fifth Business Day following the day of posting to an overseas address of any prepaid registered letter.

15       SUPERVENING ILLEGALITY

         Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

16       WAIVER

         No failure to exercise and no delay in exercising on the part of any of the Parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies otherwise provided by law.

17       SERVICE OF PROCESS

17.1 PLD hereby appoints S J Berwin & Co (all communications to be marked for the attention of R P Burrow and N A R Williams) of 222 Grays Inn Road, London WC1X 8HB (Fax: 44 171 833 2860) as its agents for the service of any proceedings arising out of or in connection with this Agreement.

17.2 BCL hereby appoints Baker & McKenzie of 100 New Bridge Street, London EC4V 6JA (all communications to be marked for the attention of Peter Strivens and Gary Senior) (Fax: 44-171-919-1999) as its agent for the service of any proceedings arising out of or in connection with this Agreement.

18       TERM

         This Agreement shall continue in full force and effect until the earlier of (A) the date that PLOT is registered as the holder of the entire issued share capital of BCL and (B) the date of appointment of a liquidation commission in relation to the liquidation of BCL, and it shall terminate upon the earlier of such dates, except for the provisions of Clauses 5.2, 8, 9, 11 and 17, which shall remain in force, and without prejudice to any rights accrued to the date of termination.


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Executed as an Agreement under Hand:

BALTIC COMMUNICATIONS LIMITED

                               [SEAL]

         by /s/ Victor Koresh
            ------------------



PETERSBURG LONG DISTANCE, INC.

         by /s/ James R.S. Hatt
            --------------------

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